Exhibit 99.1

Contact:                                     John L. Morgan
763-520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES THIRD QUARTER RESULTS

Minneapolis, MN (October 14, 2003) — Winmark Corporation (Nasdaq: WINA) today reported net income for the third quarter ended September 27, 2003 of $1,104,100, or $.17 per share diluted, compared to net income of $1,058,700, or $.17 per share diluted, in the third quarter of 2002.

For the nine months ended September 27, 2003, net income was $2,982,700, or $.48 per share diluted, compared to net income of $2,858,600, or $.47 per share diluted, for the same period last year.

John L. Morgan, Chairman and Chief Executive Officer, stated, “We are continuing to make progress in advancing our long-term strategy of providing solutions for our franchisees and other small businesses.  As previously announced, we acquired a 20% stake in eFrame, LLC during the third quarter. This investment will be accounted for using the equity method, and therefore we recorded our pro rata share of eFrame’s net loss for the period.”

Winmark Corporation develops franchises, provides business services and operates value-oriented retail concepts for stores that buy, sell, trade and consign used and new merchandise.  At September 27, 2003, the Company had 816 stores in operation and an additional 24 franchises awarded but not open.  Of the stores in operation, there were 458 Play It Again Sports®, 216 Once Upon A Child®, 96 Plato’s Closet® and 46 Music Go Round® stores.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our long-term strategy of providing solutions for our franchisees and other small businesses.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION
CONDENSED BALANCE SHEETS
(unaudited)

	September 27, 2003	December 28, 2002
ASSETS
Current Assets:
Cash and cash equivalents	$3,006,900	$4,730,000
Marketable securities	2,228,200	1,874,800
Receivables, less allowance for doubtful accounts of $360,500 and $357,700	2,457,800	2,612,100
Inventories	627,300	720,900
Prepaid expenses and other	212,300	583,900
Deferred income taxes	770,800	795,100
Total current assets	9,303,300	11,316,800

Long-term investments	7,511,500	3,498,800
Long-term receivables, net	76,700	130,300
Property and equipment, net	238,500	349,900
Other assets, net	587,300	544,300
Deferred income taxes	334,100	344,700
	$18,051,400	$16,184,800

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$1,593,200	$1,643,000
Accrued liabilities	1,638,600	1,975,200
Current deferred revenue	628,100	575,700
Total current liabilities	3,859,900	4,193,900

Long-term deferred revenue	98,200	90,200

Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 5,666,596 and 5,757,197 shares issued and outstanding	2,886,800	3,723,300
Other comprehensive income (loss)	(27,500)	(73,900)
Retained earnings	11,234,000	8,251,300

Total shareholders’ equity	14,093,300	11,900,700
	$18,051,400	$16,184,800

WINMARK CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 27, 2003	September 28, 2002	September 27, 2003	September 28, 2002
REVENUE:
Royalties	$3,946,200	$3,950,900	$12,116,800	$12,422,000
Merchandise sales	3,570,400	3,689,200	10,601,700	12,106,800
Franchise fees	300,300	337,500	570,300	595,000
Other	170,900	207,700	493,700	607,500
Total revenue	7,987,800	8,185,300	23,782,500	25,731,300

COST OF MERCHANDISE SOLD	2,799,000	2,859,300	8,447,800	9,776,100

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,402,800	3,617,700	10,756,100	11,366,100

Income from operations	1,786,000	1,708,300	4,578,600	4,589,100

LOSS FROM EQUITY INVESTMENT	(64,100)	—	(64,100)	—

INTEREST AND OTHER INCOME	88,100	69,900	339,100	202,700

INTEREST EXPENSE	—	(13,700)	—	(40,600)

Income before income taxes	1,810,000	1,764,500	4,853,600	4,751,200

PROVISION FOR INCOME TAXES	(705,900)	(705,800)	(1,870,900)	(1,892,600)

NET INCOME	$1,104,100	$1,058,700	$2,982,700	$2,858,600

NET INCOME PER COMMON SHARE – BASIC	$.20	$.19	$.53	$.52

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	5,650,096	5,664,647	5,662,762	5,517,103

NET INCOME PER COMMON SHARE – DILUTED	$.17	$.17	$.48	$.47

WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	6,359,966	6,178,645	6,269,001	6,046,884